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TECHNOLOGY RESEARCH CORPORATION
5250 140TH Avenue North, Clearwater, Florida 33760
Phone (727) 535-0572 - Fax (727) 530-7375

October 28, 2004

Mr. Su-Rong Ok
LG Electronics Tianjin Appliances Ltd.
Xing Dian Road
Bei Chen District
Tianjin, China
300402

Subject: October 13th Purchase Order

This letter is to acknowledge receipt and acceptance of your order dated October 13th for the amount of $2,828,883 for the Fire Shield® LCDI power supply cords. We anticipate beginning delivery in
November and completion of this order in January.

Please sign and return this letter to confirm the purchase order.

Best regards,

/s/ Edward A Schiff
Edward A Schiff
Vice President
Marketing and Sales

LG Acceptance:
Signature:  /s/  Su-Rong Ok
Name:              Su-Rong Ok
Title:  Purchasing Manager